                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 31, 1997, on Physician Sales & Service, Inc.'s supplemental consolidated financial statements giving retroactive effect to the merger with S&W X-Ray, Inc. included in the Company's Form 8-K filed on November 6, 1997, and to all references to our Firm included in or made a part of this registration statement.


/s/ Arthur Andersen LLP


Jacksonville, Florida
October 31, 1997